ITEM 77Q1(a)

The Amended and Restated By-Laws for MFS Government Markets Income Trust dated January 1, 2002, as revised September 18, 2002, are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on October 16, 2002. Such document is incorporated herein by reference.